SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CARLATERAL, INC.
                 (Name of small business issuer in its charter)


            Nevada                       6141                      20-4158835
 (State or Other Jurisdiction  (Primary Standard Industrial      (IRS Employer
       of  Organization)            Classification Code)       Identification #)


                                                    STATE AGENT & TRANSFER
             CARLATERAL, INC.                          SYNDICATE, INC.
            112 North Curry St.                      112 North Curry St.
      Carson City, Nevada 89703-4934            Carson City, Nevada 89703-4934
              (775) 321-8243                            (800) 253-1013

 (Address and telephone of registrant's   (Name, address and telephone number of
             executive office)                        agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 7.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

Securities to be   Amount To Be   Offering Price     Aggregate      Registration
   Registered       Registered     Per Share[1]  Offering Price[2]     Fee[3]


Common Stock by     3,300,000      $   0.15        $  495,000        $  58.21
Selling Security
Shareholders

[1] The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
[2] Carlateral, Inc. will not receive any of the proceeds from the sale of common stock by the selling security shareholders.
[3] Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o) of the Securities Act of 1933. All of the securities are being offered by existing security holders. If the security holders offer any securities to the general public, the registration fee is to be calculated upon the basis of the proposed offering price to the general public.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                                CARLATERAL, INC.
                             SHARES OF COMMON STOCK

     3,300,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SECURITY HOLDERS

Prior to this offering, there has been no public trading market for the common stock of Carlateral, Inc. ("Carlateral"). Carlateral's common stock is not presently traded on any market or securities exchange. Carlateral is registering 3,300,000 shares of its common stock on behalf of certain existing shareholders, as named under "Selling Security Holders" within this Registration Statement. The selling security holders are selling all of the shares. The offering price for the shares will be $0.15 per share until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

The selling securities holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Carlateral does not receive any proceeds from the sale of any of the shares held by the selling security holders.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 10, 2006.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 7 . PLEASE READ THIS PROSPECTUS CAREFULLY.

                                TABLE OF CONTENTS
                                                                        Page No.

Summary of our Prospectus                                                    1
Risk Factors                                                                 3
Use of Proceeds                                                              8
Determination of the Offering Price                                          8
Selling Security Holders                                                     8
Plan of Distribution; Terms of the Offering                                 10
Legal Proceedings                                                           11
Business                                                                    11
Management's Discussion and Analysis of our Financial
  Condition and the Results of our Operations                               12
Management                                                                  13
Executive Compensation                                                      14
Principal Stockholders                                                      15
Description of Securities                                                   16
Certain Transactions                                                        17
Litigation                                                                  17
Experts                                                                     18
Financial Statements                                                        18



                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______ , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by the selling security holders. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

SUMMARY INFORMATION ABOUT CARLATERAL, INC.

Carlateral, Inc. ("Carlateral") is a development stage company, incorporated in the State of Nevada on December 9, 2005, to establish itself as a finance company specializing in sub prime title loans, secured primarily using automobiles (but also boats, recreational vehicles, machinery and other equipment) as collateral.

Carlateral intends to open regional and branch offices in metropolitan areas throughout Canada and the US. Our target market is the community of individuals needing short term loans.

We intend to create brand name awareness amongst people who need access to short term capital. Our lending procedure will be designed to be simple, friendly and quick.

Our business office is located at 112 North Curry St., Carson City, Nevada, 89703-4934 and our telephone number is (775) 321-8243. Our United States and registered statutory office is located at 112 North Curry St., Carson City, Nevada, 89703-4934 (775) 882-1013; our fax number is (775) 882-8628. Our fiscal year end is February 28.

As of February 28, 2006, Carlateral has raised $23,500 through the sale of its common stock. There is $18,904 cash on hand and in our corporate bank accounts. Carlateral currently has accounts payable and liabilities of $3,000 as of February 28, 2006. In addition, Carlateral anticipates that the costs associated with this offering will be approximately $3,460. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements we have filed with this prospectus.

DESCRIPTION OF PROPERTY

The company does not own any property, the company currently rents shared office space on a month to month basis and has not entered into any lease or long term rental agreements for property. The Carlateral office is at 112 North Curry Street, Carson City Nevada, 89703-4934.

OFFERING BY THE SELLING SECURITY HOLDERS

A group of selling security holders is endeavoring to sell the shares of common stock. The percentage of total outstanding common stock being offered by the selling security holders is 32%. The price at which the selling security holders offer their shares is a fixed price of $0.15 per share for the duration of the offering. Carlateral will not receive any proceeds from the sale of the common stock by the selling security holders. Currently, the company has 34 shareholders of common stock and 33 of the existing shareholders are endeavoring to sell their shares of common stock.

SUMMARY INFORMATION REGARDING THE OFFERING

================================================================================
Securities being Offered by Up to 3,300,000 common shares are being offered by the selling security
Selling Security Holders,
Commonholders. Stock,
par value $0.001
================================================================================
Offering Price Per Share by   $0.15 per share, if and when the selling security
Selling Security Holders      holders decide to sell their shares.
================================================================================

Number of Shares Outstanding  10,300,000 common shares are currently issued and
Before the Offering of        outstanding.  3,300,000 of the issued and
Common Shares                 outstanding shares are to be sold under this
                              prospectus by the existing security holders.
================================================================================
Number of Shares Outstanding  10,300,000 common shares.
After the Offering
================================================================================
Minimum Number of Shares to   None
be Sold in this Offering
================================================================================
Use of Proceeds               Carlateral will not receive any proceeds from the
                              sale of the common stock by the selling security
                              holders. The expenses of this offering, including
                              the preparation of this prospectus and the filing
                              of this registration statement, estimated at
                              $3,460, are being paid for by Carlateral.
================================================================================
                              Market for the Common Stock There is no public market for the common shares. The price per share will remain $0.15 per share until such a time the shares are quoted on the Over-The-Counter (OTC)
                              Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices, only after the shares are quoted on either the OTC Bulletin
                              Board or an exchange.

                              Carlateral may not be able to meet the requirement
                              for a public listing or quotation of its Common
                              Stock. Further, even if Carlateral common stock is
                              quoted or granted listing, a market for the common
                              shares may not develop. If a market develops, the
                              price of the shares in the market may not be
                              greater than or equal to the price per share that
                              investors in this offering pay; in fact, the price
                              of our shares in any market that may develop could
                              be significantly lower.
================================================================================
Terms of the Offering         The selling security holders will determine when
                              and how they will sell the common stock offered in
                              this prospectus.
================================================================================
Termination of                The offering will conclude when all 3,300,000
the Offering                  shares of common stock the registered in this
                              statement have been sold, or when Carlateral decides to terminate the registration of these shares.

Unless otherwise indicated, all information in this prospectus, including per share data and information relating to the number of shares issued and outstanding, has been adjusted for a ten-for-one (10:1) forward stock split of our common stock effective on February 15, 2006. You should rely only on the information contained in this prospectus. Carlateral has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF OUR FINANCIAL INFORMATION

===================================================================
          BALANCE SHEET               AS OF FEBRUARY 28, 2006
===================================================================
Total Assets                                  $20,378
===================================================================
Total Liabilities                              $3,000
===================================================================
Shareholder's Equity                          $17,378
===================================================================

         OPERATING DATA           DEC 9, 2005 (INCEPTION) THROUGH
                                         FEBRUARY 28, 2006
===================================================================
Revenue                                         $0
===================================================================
Net Loss                                     ($6,122)
===================================================================
Net Loss Per Share                            ($0.00)
===================================================================

Carlateral has had no revenues and has achieved losses since inception. Carlateral has had no operations and has been issued a "going concern" opinion by its auditor.

                                  RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.


RISKS RELATED TO OUR FINANCIAL CONDITION

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our current operating funds are adequate for corporate existence over the next twelve months. Carlateral's cash balance as of February 28, 2006 is $20,378. We will require additional financing in order to implement our business plans and strategy. The company is currently spending approximately $1,500 per month.
We require significant capital to finance our growth. We will need funds in order to enter into leasing agreements for our storefront offices and to furnish and equip those offices. Opening a single store requires approximately $10,000 and we anticipate incurring operational losses for a period of 6 months in each location before the location generates enough cash flow to sustain our operations.

SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Carlateral is a development stage company and has not yet begun to open offices and deliver services. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on December 9, 2005 and to date have been involved primarily in organizational activities and market research. Based upon current plans, we expect to incur operating losses in future periods. We will incur these losses due to expenses associated with setting up our computerized loan systems, opening and staffing our offices and paying salaries and benefits to our future employees.

We cannot guarantee that we will be successful in generating revenue in the future, or in raising funds through the sale of our shares, adequate to pay for our business operations and planed expenditures. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

AS OUR SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY BE UNABLE TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY. AS A RESULT, THERE MAY BE PERIODIC INTERRUPTIONS IN OUR OPERATIONS AND OUR BUSINESS COULD FAIL.

Mr. Cameron, our sole officer and director, has other outside business activities and is devoting only approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Cameron, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business.

SHOULD OUR SOLE OFFICER AND DIRECTOR LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

The company is entirely dependent on the efforts and abilities of its sole officer and director. The loss of our sole officer and director could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant the departure from service of our current sole officer and director. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

The company's management may retain independent contractors to provide services to the company. Those contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its sole officer and director.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Opening more stores and implementing an electronic loan management system will require a significant capital investment. Debt or equity financing may not be available for us to do so, or if available may be too expensive. To open our average store requires an investment of approximately $10,000, and we anticipate 6 months of operational losses at approximately $1,500 per month before an average store generates adequate cash flow to cover operations.

IF WE EXPAND OUR OPERATIONS AND FAIL TO MANAGE THE RESULTING GROWTH EFFECTIVELY, OUR BUSINESS WILL BE HARMED.

Our plans include opening new stores at periodic intervals. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on researching our locations carefully, some stores may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We intend to enter markets where the regulatory climate is favorable to our business. However, we may be unable to enter such markets successfully. The factors that will affect our growth strategy include our success in (a) identifying and implementing an electronic loan management system, (b) obtaining adequate financing on acceptable terms and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems. In addition, we may be unable to implement our business strategy profitably in all jurisdictions that we intend to operate due to local regulatory restrictions.

RISKS RELATED TO THIS OFFERING

INVESTORS WILL PAY MORE FOR CARLATERAL'S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The arbitrary offering price of $0.15 per common share as determined herein, is substantially higher than the net tangible book value per share of Carlateral's common stock. Carlateral's assets do not substantiate a share price of $0.15 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

AS WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Our stock is currently not traded and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to price fluctuations and volatility.

The company cannot apply directly to be quoted on the OTC Bulletin Board. Additionally, the stock can be listed or traded only to the extent that there is interest by broker/dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

AS THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES DILUTING THE COMPANY'S CURRENT SHAREHOLDERS' EQUITY.

The company has 75,000,000 authorized shares of which only 10,300,000 are currently outstanding and will be issued and outstanding if all the shares in this offering are sold. The company's management could, without the consent of the company's existing shareholders issue substantially more shares causing a large dilution in our current shareholders' equity position. Additionally, large share issuances by the company would generally have a negative impact on our share price. It is possible that due to additional share issuance you could lose a substantial amount or all of your investment.

AS OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 68% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND DECISIONS MADE BY THE COMPANY'S SOLE OFFICER AND DIRECTOR CONTRARY TO THEIR INTERESTS.

The company's sole officer and director owns approximately 68% of our currently outstanding common stock. As a result, he will be able to decide who will be directors and control the direction of the company. Our sole officer and director's interests may differ from the interests of our other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of our business operations and his ability to continue to manage the business, in terms of the amount of time he is able to devote to the company.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, all funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. In this case, you will lose your investment and your funds will be used to pay creditors and will not be used for implementing our electronic loan management systems or opening our storefront sales locations.

RISKS RELATING TO OUR BUSINESS

IF WE CANNOT EFFECTIVELY PROMOTE OUR LOAN SERVICES, WE WILL NOT ATTRACT
CUSTOMERS.

Our success will depend on several factors, including consumers' perception of our role in the financial community and acceptance of our services. We believe that the publics' acceptance of our services depends on several factors, including the overall simplicity and expediency of our lending process, the pricing of our loan services, the convenience of our locations and the effectiveness of our marketing efforts. Our services may not achieve broad market acceptance. A decline in the demand for our consumer finance services, or our failure to achieve public acceptance for our loan services, would have a material and adverse effect on our business, operating results and financial condition.

CHANGING ECONOMIC CONDITIONS MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

Changing economic conditions may adversely affect our business. The risks associated with our business may become more significant in an economic slowdown or recession. In the event of an economic slowdown or recession we may suffer an increase in delinquency rates and loan write-offs. Our delinquency rates and the frequency and severity of our losses may be higher under adverse economic conditions than those experienced by the financial services industry generally because of our limited credit requirements, the fact that each transaction is the result of a customer's short-term financial need and the overall nature of our business. Any sustained period of economic slowdown or recession could have a material and adverse effect on our business, operating results and financial condition.

Our quarterly operating results may fluctuate significantly and any failure to meet financial expectations for any fiscal quarter may disappoint investors and could cause the price of our common stock to fall.

WE FACE SIGNIFICANT COMPETITION FROM OTHER COMPANIES THAT PROVIDE SHORT-TERM ADVANCES TO OUR TARGET CUSTOMERS.

In addition to other title loan companies, we compete with banks, credit card issuers, pawnshops, payday loan establishments and other financial services entities and retail businesses that provide short-term cash advances. We believe that the cash advance and short term loan industry will become more competitive as the industry consolidates, and we could face additional competition as increasing numbers of traditional check cashers, commercial banks and other retail credit outlets add title loan services to their financial product offerings. The entry of such competitors into our markets could have a material adverse effect on our business, operating results and financial condition. Many of our competitors have larger and more established customer bases and substantially greater financial, marketing and other resources than us.

ALTHOUGH WE REQUIRE THAT OUR CUSTOMERS PROVIDE COLLATERAL FOR CASH LOANS, WE ARE SUSCEPTIBLE TO SUBSTANTIAL RISKS OF NON-PAYMENT.

We require that our customers entitle us to the collateral that secures their loans. However, in the case of default, we may be unable to recover all of the costs incurred from failed loans. In addition, our customers have little or no liquidity. As a result, we are more susceptible to the risk that customers will not repay their loans than consumer lenders or finance companies that have more stringent underwriting criteria, and typically require significant collateral for their loan.

RISKS RELATING TO OUR INDUSTRY

OUR INDUSTRY IS CLOSELY REGULATED AND CHANGES IN LAWS AND PRACTICES MAY HAVE AN ADVERSE AFFECT ON OUR ABILITY TO OPERATE.

States closely regulate our industry. Several lawsuits have challenged sub prime loans as violations of state usury laws. If such lawsuits are successful in those states in which we operate, or if state laws are changed to disallow sub prime loans, we will be required to change the manner in which we conduct our business.

There is a substantial risk that we may be materially and adversely affected by future litigation, new state or federal regulations or consumer initiatives directed against us individually or against the sub prime loan industry in general. Several states have also raised questions related to the proper regulatory framework for sub prime loans. Each state where we operate regulates our business through consumer protection and lending practices laws (such as truth-in-lending and usury). These laws and regulations, among other things, establish licensing requirements, regulate our credit approval and application procedures, establish maximum fees and late payment charges, require specified disclosures to customers and govern collection practices. Our inability or failure to comply with any adverse changes in our regulatory environment, such as new laws and regulations or new interpretations of existing laws and regulations, could result in fines, class-action litigation or interruption or cessation of certain of our business activities. Any of these events could have a material and adverse effect upon our business, operating results and financial condition.

In addition, changes in our regulatory environment may be adopted by states in which we operate that may make our compliance to our regulatory environment more difficult or expensive, further limit or restrict our fees and other charges, curtail our future operations, restrict our ability to operate, or otherwise materially and adversely effect our business, operating results and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into the sub-prime lending industry. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or regulatory changes in the conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized.
In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of developing and maintaining our electronic loan management systems, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Carlateral will not receive any proceeds from the sale of the securities being registered pursuant to this statement.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Carlateral and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                            SELLING SECURITY HOLDERS

Carlateral is registering, for offer and sale shares of common stock held by certain selling security holders. The selling security holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415under the 1933 Act.

Carlateral intends to apply for listing on the Over-The-Counter (OTC) Bulletin Board or an exchange as soon as meeting listing requirements, however, there is no assurance that Carlateral will be granted a listing. Moreover, selling shareholders will still be limited to selling the shares at $0.15 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the OTC or any securities exchanges. To date, there have been no steps taken to list Carlateral's common stock on any public exchange for listing.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth information as of July 10, 2006, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. The company is not aware of any selling security holders being a broker-dealer or being affiliated with a broker-dealer.

NOTE: AS OF THE DATE OF THIS PROSPECTUS, OUR SOLE OFFICER AND DIRECTOR OWNS 7,000,000 OF OUR COMMON SHARES, WHICH ARE SUBJECT TO RULE 144 RESTRICTIONS.

The percentages determined in these calculations are based upon 10,300,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after the public offering:



-------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                       OWNERSHIP                  TOTAL       SHARETOTAL   SHARE%
BENEFICIAL OWNERS OF                      BEFORE      BEFORE         OFFERED FOR SALE AFTER OFFERINOWNED AFTER
COMMON STOCK                              OFFERING    OFFERING                                     OFFERING
                                                      (1)
-------------------------------------------------------------------------------------------------------------------
Susan J Alcott                            100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Art Cameron                               100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Josh  Cameron                             100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Cindy Julia Corcoran                      100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Kenneth Corcoran                          100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Dolores L Dawson                          100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Evelyn Gail Dawson                        100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Gordon Dawson                             100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
John A Dawson                             100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
John B Dawson                             100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Colin Embley                              100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Darrel Thomas Embley                      100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Erin Embley                               100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Marilyn Beverley Embley                   100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Todd Embley                               100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Malcolm Gray                              100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Margot Gray                               100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Peggy Lalor                               100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Pamela McDonald                           100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Richard Kyle Paisley                      100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Sheila Paterson                           100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Rob Phillips                              100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Teresa Phillips                           100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Shana Richmond                            100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Aaron Smith                               100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Brian Sprout                              100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Virginia Stanton                          100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Alec Tidey                                100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
April Tidey                               100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Linda Webb                                100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Peter Webb                                100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
John Welch                                100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
Wendy Welch                               100,000     0.097%         100,000          0            0%
-------------------------------------------------------------------------------------------------------------------
TOTALS                                    3,300,000   32%            3,300,000        0            0%
-------------------------------------------------------------------------------------------------------------------

(1) Based on 10,300,000 common shares currently outstanding.
o EXCEPT AS PURSUANT TO APPLICABLE COMMUNITY PROPERTY LAWS, THE PERSONS NAMED IN THIS TABLE HAVE SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK.


As a group, the selling security holders are hereby registering 3,300,000 common shares. After the effective date of this registration statement, they may sell theses shares at any price or time.

The shares were acquired in December 2005; we issued 330,000 common shares for total consideration of $16,500, which was accounted for as a purchase of common stock.

On February 15, 2006, pursuant to a company resolution, we initiated a forward split in the ratio of 10:1. Share totals in the table above reflect this split.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Carlateral undertakes in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Carlateral will not receive any of the proceeds from such sales. Carlateral is bearing all expenses in connection with the registration of the shares of the selling security holders.

To our knowledge, none of the selling security holders has either (1) had a material relationship with Carlateral, other than as a shareholder as noted above, at any time since inception, December 9, 2005, or (2) ever been an officer or director of Carlateral.

                              PLAN OF DISTRIBUTION
GENERAL

Carlateral will not receive the proceeds from the sale of the shares by the selling security holders. The price per share is $0.15 and will remain at this price until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices, only after the shares are quoted on either the OTC Bulletin Board or an exchange. Carlateral cannot guarantee or provide assurances that its common stock will ever be quoted on the OTC Bulletin Board or listed on any exchange.

If and when the common stock is quoted on the OTC Bulletin Board or listed on an exchange the selling security holders' shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the selling security holders. In addition, the selling security holders may from time to time offer their shares for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

If the selling security holders enter into an agreement, after the effectiveness of this Registration Statement, to sell their shares through a broker-dealer that acts as an underwriter, then Carlateral will file a post-effective amendment to the Registration Statement identifying the underwriter, and thereby providing the required information on the plan of distribution, revising the appropriate disclosures in the Registration Statement, and filing the agreement as an exhibit to the Registration Statement.

Any underwriters, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

At the time a particular offer is made by, or on the behalf of, the selling security holders, a registration statement, including any necessary supplement thereto, will be distributed, which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions, and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, realized or paid to dealers, and the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for, or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available, and with which Carlateral has complied.

In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under in connection with transactions in shares during the effectiveness of the registration statement.

Carlateral, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

GENERAL

Carlateral, Inc. is a development stage company and was incorporated on December 9, 2005 to enter into the financial services industry. Our key demographic market is comprised of individuals needing short term capital. By "short term" we mean 30 to 90 days, but we may include loans for longer periods on a case-by-case basis. Our target consumers are those that either do not meet the lending criteria of established banks and lending institutions, or do not wish to incur the delays associated with a lengthy loan application and approval process.

SERVICES

Carlateral intends to provide title loans and other forms of collateral loans to individuals on a short term basis. We intend to secure our loans through signed title transfers, liens, and other agreements whereby we take possession and ownership of the specified collateral if the loan defaults. If we take possession and ownership of any collateral we will dispose of it in the most efficient manner possible to both recoup our investment and to free up capital for subsequent loans.

MARKETING

Our primary marketing will be to purchase advertisements on local radio stations and in community newspapers. Our target audience is people experiencing short term cash needs.

COMPANY LAUNCH

Our goal is to open our first office within 11 months of having our registration approved.

COMPETITIVE ADVANTAGES

Banks and other financial institutions have significant barriers in place that may make it difficult for some individuals to secure a loan. Factors such as credit history and employment may preclude getting a loan from many of these financial institutions. Banks and other financial institutions also have an extensive and burdensome application and approval process that does not encourage people who may want to borrow only a small amount of money for a short period of time.

Our other competitors include Payday loan companies and other title loan companies. We intend to compete by being friendly and approachable, having a quick approval process, and flexible terms and payments.

COMPANY HISTORY

On December 9, 2005 Don Cameron, our sole officer and director, founded the company to enter into the financial services industry.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no employees other than our sole officer and director, who has received no compensation. There are no employment agreements in existence. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans. However, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director.

During the initial implementation of our marketing strategy, the company intends to hire independent consultants to develop its website, rather than hire full time website development/maintenance employees. We plan on hiring initial sales staff to service our customers on a commission basis and do not anticipate paying fixed salaries to any future employees.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up corporation organized to enter into the financial services industry. We have not yet generated or realized any revenues from business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our services to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to February 28, 2006 the company's business operations have primarily been focused on developing our business model and marketing strategy. The company has been conducting industry market research and an analysis of our competitors. Our initial research has focused on identifying the best locations for our initial office, both in terms of client demographics and the regulatory environment.

The company believes that we will be able to determine the best location within 120 days of the date on which this prospectus becomes effective and will expend approximately $8,000 during this period.

When the company has determined the best location for our initial office, we will engage the services of an attorney to create a loan agreement that meets the local state laws and requirements. The company expects to have a valid loan agreement created within 180 days of the date on which this prospectus becomes effective and will expend approximately $4,000 during this process.

Concurrently with creating the loan agreement, the company will search for a suitable office space in the preferred locale based on the results of its demographic research. To offset expenses incurred during this period, the company may look at securing a shared space in an office with another non-competing business. Upon finding the appropriate location, the company will enter into a lease or sub-lease agreement. We believe that we will have secured our initial office location within 210 days of the date on which this prospectus becomes effective and will expend approximately $5,000 during this period.

The company will purchase a computer system and other office equipment and supplies for our initial store location. The company estimates that these equipment expenditures for the office will be $9,500. The company will also design and have printed all of the necessary forms and agreements used in its operations, at an estimated cost of $3,000.

The company will identify and hire a commission sales person to staff the initial office. The company believes that it will hire the commission sales person within 240 days of the date on which this prospectus becomes effective.

The company will research local advertising possibilities, including community newspapers, radio, yellow pages, and established local websites to determine the most advantageous media for the company's advertising campaigns. The company believes that it will have developed an advertising program within 300 days of the date on which this prospectus becomes effective and will expend approximately $8,500 on our initial advertising.

The company will research, purchase and implement a loan management system that can be customized to suit its needs and is scalable so that we will be able to manage multiple branches from a central location. The company expects to spend about $27,500 to research and implement the loan management system for the initial store location.

The company believes that it will be able to execute its first loan within 320 days of the date on which prospectus becomes effective.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. Carlateral was incorporated in the State of Nevada in December of 2005; we are a development stage company attempting to enter into the financial services industry and have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors").

To become profitable and competitive, we must first open and staff our initial office, attract lenders to provide capital, and attract new business.

Our sole officer and director undertakes to provide us with intial operating and loan capital to sustain our business plan over the next twelve month period.

RESULTS OF OPERATIONS

Since inception (December 9, 2005) to February 28, 2006, Carlateral has spent a total of $6,122 on start-up costs. The company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock.

The company incurred expenditures of $5,663 for accounting services, the preparation of audited financial statements and legal services. The company also had expenditures of $459 for general administrative costs.

Since inception, the majority of the company's time has been spent refining its business plan and marketing model, conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. On December 12, 2005, Carlateral issued 700,000 shares of common stock to our sole officer and director for cash proceeds of $0.01 per share. On December 15, 2005, Carlateral issued 330,000 common shares for cash proceeds of $0.05 per share. As of Feb 28, 2006, our total assets were $20,378 and our total liabilities were $3,000. From inception to February 28, 2006 the company has raised $23,500 through the sale of its shares.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:


     Name and Address                  Age               Position(s)

 Don Cameron                            53       President, Secretary/Treasurer,
 1720 30th Street                                Principal Executive Officer,
 West Vancouver, BC, Canada V7V 2X3              Principal Financial Officer and
                                                 sole member of the Board of
                                                 Directors


The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OFFICERS AND DIRECTORS

DON CAMERON, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

Mr. Cameron earned a Bachelor of Arts (Honors) in Economics (1975) and a Bachelor of Law (1979) from the University of British Columbia and was called to the Bar in British Columbia in 1980. Mr. Cameron attended an Executive Management course at Stanford University in 1997 and the Program on Negotiation at Harvard University in 1998.

Prior to practicing law, Mr. Cameron worked on the Pierce Royal Commission on Forest Resources. Mr. Cameron practiced law with the law firm of Worrall Scott & Page as an associate (1981 - 1985) and as a partner from (1986 - 1993), specializing in corporate transactions. During this time Mr. Cameron developed expertise in acquisitions and divestitures, various forms of debt and equity financings, executive employment contracts, and litigation related thereto.

Mr. Cameron left the practice of law to pursue entrepreneurial activities, moving to San Diego in 1993 and was the sole founder of Interactive Telesis Inc, a firm specializing in interactive voice response (IVR) services and the deployment of automated speech recognition (ASR) technologies. During Mr. Cameron's tenure with ITI he held the positions of Chairman, Chief Executive Officer and Director. Over a six year period, ITI grew to $5 million in revenue, and secured several Fortune 100 customers. Mr. Cameron created all product/service offerings, was directly responsible for raising all of the funding required to sustain ITI's growth, and recruited talented senior personnel at important stages in the development of the business.

In 2002 Mr. Cameron was the sole founder and CEO of ConferTel, a Carlsbad-based teleconferencing provider. ConferTel has approximately 1,300 customers throughout the U.S. and Canada and has been profitable since late 2004.

From December 2005 to present Mr. Cameron has been the founder and President of Carlateral.

CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Mr. Cameron's devotion of time to projects that do not involve us. In the event that Mr. Cameron ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on December 9, 2005 through February 28, 2006. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to February 28, 2006. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.



Summary Compensation Table
                                                                      Long-Term Compensation
                                  Annual Compensation                 Awards        Payouts
(a)            (b)        (c)     (d)       (e)            (f)        (g)           (h)        (i)

                                                                      Securities
                                                                      Restricted
                                            Other          Under      Shares or                Other
                                            Annual         Options/   Restricted               Annual
Names Executive                             Compensation   SARs       Share         LTIP       Compensation
Officer and    Year       Salary  Bonus                    Granted    Units         Payouts
Principal      Ended      (US$)   (US$)     (US$)          (#)        (US$)         (US$)      (US$)
Position
Don Cameron    2005       0       0         0              0          0             0          0
President
Don Cameron    2006       0       0         0              0          0             0          0
President


We did not pay any salaries in 2006. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our sole officer and director does not receive any compensation for serving as a member of the board of directors. As of the date hereof, we have not entered into employment contracts with our sole officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.



                           Number of   Number of     Percentage of    Percentage of
                           Shares      Shares after  Ownership as of  Ownership After
                           Before the  Offering      The date of this the Offering
                           Offering                  Prospectus
Name and Address

Beneficial Ownership [1]

Don Cameron
1720 30th Street           7,000,000   7,000,000     67.9%            67.9%
West Vancouver, BC
Canada V7V 2X3


 [1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Cameron is the only "promoter" of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after his acquisition commencing on December 9, 2006. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering will be immediately resalable and sales of our remaining shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares the selling security holders are offering.

Because our sole officer and director will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is negligible. Thus, the value normally attributable to the right to vote is eliminated. This could result in a reduction in value of the shares you own because of their ineffective voting power. No common stock is subject to outstanding options, warrants or securities convertible into common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

 * Have equal ratable rights to dividends from funds legally available if and when declared by our board of directors,
 * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs,
 * have neither preemptive, subscription or conversion rights, nor redemption or sinking fund provisions or rights, and
 * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights. Thus, when voting for the election of directors, shareholders who hold more than 50% of the outstanding shares can, if they so choose, elect all of the directors to be elected. In that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own more than 51% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividends will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. Provisions 78.378 through 78.3793 of the Nevada Revised Statutes relate to control share acquisitions that may delay, or make more difficult, acquisitions or changes in our control. However, these provisions apply only when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada, either directly or through an affiliate corporation, and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Carlateral will act as its own transfer agent.

                              CERTAIN TRANSACTIONS

Don Cameron, our sole officer and director, has not received, and will not receive, anything of value, directly or indirectly, from the company. Moreover, the company has not received, and will not receive, any assets or other consideration from Mr.Cameron, other than those managerial services he is required to perform as our sole officer and director.

On December 9, 2005, we issued a total of 700,000 shares of common stock to Mr. Cameron for total consideration of $7,000. This was accounted for as a purchase of common stock.

On December 15, 2005, we issued 330,000 shares of common stock for total consideration of $16,500. This was accounted for as a purchase of common stock.

On February 15, 2006, the company initiated a forward split in the ratio of 10:1 on each of the company's common shares in the form of a stock dividend. The capital of the company was not reduced as a result of this forward split.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements have been audited for the period ending February 28, 2006 by MacKay LLP, Chartered Accountants, 1100 - 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 4T5, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

James N. Barber, Attorney at Law, 50 West Broadway, Suite 100, 4th Floor, Chase Bank Tower, Salt Lake City, Utah 84101-2006, has acted as our legal counsel. Mr. Barber opined on the legality of the 6,500,000 shares of common stock offered through this prospectus.

                              FINANCIAL STATEMENTS

Our fiscal year end is February 28. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Registered Public Accounting Firm.

Our financial statements immediately follow:

        FINANCIAL STATEMENTS Audited February 28, 2006
        Auditors' Report
        Balance Sheet
        Statement of Operations
        Statement of Stockholders' Equity (Deficit)
        Statement of Cash Flows
        NOTES TO THE FINANCIAL STATEMENTS





                                CARLATERAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                FEBRUARY 28, 2006





REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS OF
CARLATERAL, INC.
(a Development Stage Company)
Vancouver, British Columbia, Canada


We have audited the balance sheet of Carlateral, Inc. (a Development Stage Company) as at February 28, 2006 and the related statement of operations and deficit, stockholders' equity (deficit), and cash flows for the period from December 9, 2005 (inception) to February 28, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2006 and the results of its operations and its cash flows for the period from December 9, 2005 (inception) to February 28, 2006 in accordance with United States generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






VANCOUVER, CANADA                                                   "MACKAY LLP"
MAY 12, 2006                                               CHARTERED ACCOUNTANTS



                                CARLATERAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET




                                                                                                             February 28,
                                                                                                                 2006
--------------------------------------------------------------------------------------------------------------------------



CURRENT ASSETS
   Cash                                                                                                        $  20,378
--------------------------------------------------------------------------------------------------------------------------

                                                                                                               $  20,378
==========================================================================================================================




CURRENT LIABILITIES
      Accounts payable and accrued liabilities                                                                 $   3,000
--------------------------------------------------------------------------------------------------------------------------

                                                                                                                   3,000
--------------------------------------------------------------------------------------------------------------------------


STOCKHOLDERS' EQUITY (DEFICIT )
   Capital stock (Note 4)
     Authorized
      75,000,000 shares of common stock, $0.001 par value,
     Issued and outstanding
      10,300,000 shares of common stock                                                                           10,300
   Additional paid-in capital                                                                                     13,200
   Deficit accumulated during the development stage                                                               (6,122)
--------------------------------------------------------------------------------------------------------------------------

                                                                                                                  17,378
--------------------------------------------------------------------------------------------------------------------------

                                                                                                               $  20,378
==========================================================================================================================


   The accompanying notes are an integral part of these financial statements.



                                CARLATERAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS



                                                                                                            From
                                                                                                      December 9, 2005
                                                                                                       (inception) to
                                                                                                       the Year ended
                                                                                                        February 28,
                                                                                                            2006
  ---------------------------------------------------------------------------------------------------------------------


  GENERAL AND ADMINISTRATIVE EXPENSES

     Office and general                                                                                    $       459
     Professional fees                                                                                           5,663
  ---------------------------------------------------------------------------------------------------------------------

  NET LOSS, being deficit accumulated during the development state                                         $   (6,122)
  =====================================================================================================================




                                      BASIC NET LOSS PER SHARE                                              $   (0.00)
                                      ------------------------
  =====================================================================================================================

  WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                                       9,211,011
  =====================================================================================================================

All share amounts have been restated to reflect the 10:1 forward split in February 2006. (Refer to Note 5.)





   The accompanying notes are an integral part of these financial statements.



                                CARLATERAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

             FROM INCEPTION (DECEMBER 9, 2005) TO FEBRUARY 28, 2006





                                                                                                         Deficit
                                                               Common Stock                            Accumulated
                                                       ------------------------------   Additional     During the
                                                          Number of        Amount        Paid-in       Development
                                                           shares                        Capital          Stage           Total
------------------------------------------------------ ---------------- ------------- --------------- --------------- ------------

Balance, December 9, 2005                                            -  $          -  $            -  $               $         -

                                                                                                                   -
------------------------------------------------------ ---------------- ------------- --------------- --------------- ------------

Common stock issued for cash at $0.001 per share
   December 15, 2005                                         7,000,000         7,000               -               -        7,000

Common stock issued for cash at $0.005 per share
   December 23, 2005                                         3,300,000         3,300          13,200               -       16,500

Net loss for the period                                              -             -               -          (6,122)      (6,122)
------------------------------------------------------ ---------------- ------------- --------------- --------------- ------------

Balance, February 28, 2006                                  10,300,000  $     10,300  $       13,200  $       (6,122) $    17,378

====================================================== ================ ============= =============== =============== ============

All share amounts have been restated to reflect the 10:1 forward split in February 2006. (Refer to Note 5.)






   The accompanying notes are an integral part of these financial statements.



                                CARLATERAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS


                                                                                                        From December 9,
                                                                                                        2005 (inception)
                                                                                                        to the Year ended
                                                                                                          February 28,
                                                                                                              2006
------------------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                                                   $  (6,122)
  Adjustments to reconcile net loss to net cash used in operating activities:
   - accounts payable and accrued liabilities                                                                     3,000
------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                                                           (3,122)
------------------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING ACTIVITY
  Proceeds from sale of common stock                                                                             23,500
------------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITY                                                                          23,500
------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                                                  20,378

CASH, BEGINNING OF PERIOD                                                                                             -
------------------------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                                                                          $   20,378
========================================================================================================================





Supplemental cash flow information:
Cash paid for:
  Interest                                                                                                   $     -
========================================================================================================================

  Income taxes                                                                                               $     -
========================================================================================================================



   The accompanying notes are an integral part of these financial statements.

                                CARLATERAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS


FEBRUARY 28, 2006
--------------------------------------------------------------------------------


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Carlateral, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totaling $6,122. The Company was incorporated on December 9, 2005 in the State of Nevada. The Company's fiscal year end is February 28. The Company was organized to establish itself as a finance company, specializing in sub-prime title loans, primarily using automobiles as the form of loan collateral, but will also include boats, recreational vehicles, machinery and other equipment. Carlateral intends to open regional and branch offices in metropolitan areas throughout the United States and Canada. The target market is individuals needing short term loans.

On February15, 2006, the Company completed a forward stock split of the Company's common stock by the issuance of 10 new shares for each 1 outstanding share of the Company' common stock.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and a Private Placement Offering for 4,000,000 shares at $.005 per share. As of February 28, 2006, the Company had sold 10,300,000 shares and had received $23,500 in proceeds from the sale of the Company's common stock of which 7,000,000 Founders' shares were issued at $.001 per share for net proceeds of $7,000 and 3,300,000 shares were issued at $.005 per share for net proceeds of $16,500 pursuant to the Private Placement Offering.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

                        USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As of February 28, 2006, the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

                               NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.


FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.

                            STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, EXCHANGES OF NON-MONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS ("SFAS 153"). SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position.


NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.


NOTE 4 - CAPITAL STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of December 31, 2005, the Company has not granted any stock options and has not recorded any stock-based compensation.

During the year ended February 28, 2006, the sole Director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totaling $7,000.

PRIVATE PLACEMENT

On December 23, 2005, the Company authorized a Private Placement Offering of up to 4,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $20,000. As of February 28, 2006, the Company had sold 3,300,000 shares and had received $16,500 in proceeds from the sale of the Company's common stock.

On February 15, 2006, the majority shareholder and the director of the Company approved a special resolution to undertake a forward split of the common stock of the Company on a 10 new shares for 1 old share basis.

All references in these financial statements to number of common shares , price per share and weighted average number of common shares outstanding prior to the forward stock split have been adjusted to record the effect of the forward stock split on a retroactive basis.


NOTE 5 - INCOME TAXES

THE COMPANY ACCOUNTS FOR ITS INCOME TAXES IN ACCORDANCE WITH FASB NO. 109, "ACCOUNTING FOR INCOME TAXES." AS OF FEBRUARY 28, 2006, THE COMPANY HAD NET OPERATING LOSS CARRY FORWARDS OF APPROXIMATELY $6,122 THAT MAY BE AVAILABLE TO REDUCE FUTURE YEARS' TAXABLE INCOME AND WILL EXPIRE COMMENCING IN 2015. AVAILABILITY OF LOSS USAGE IS SUBJECT TO CHANGE OF OWNERSHIP LIMITATIONS UNDER INTERNAL REVENUE CODE 382. FUTURE TAX BENEFITS WHICH MAY ARISE AS A RESULT OF

THESE LOSSES HAVE NOT BEEN RECOGNIZED IN THESE FINANCIAL STATEMENTS, AS THEIR REALIZATION IS DETERMINED NOT LIKELY TO OCCUR AND ACCORDINGLY, THE COMPANY HAS RECORDED A VALUATION ALLOWANCE FOR THE DEFERRED TAX ASSET RELATING TO THESE TAX LOSS CARRYFORWARDS.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are the firm of MacKay LLP, Chartered Accountants, operating from their offices in Vancouver, British Columbia, Canada. We have never changed our accountants, nor have we had any disagreements with accountants regarding our accounts, accounting practices, financial disclosures, or any other matter.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:


                  SEC Filing Fee                        $ 1,760
                     Printing                               200
                                                   ---------------
                  Transfer Agent                          1,500
                                                   ---------------
                       TOTAL                             $3,460
                                                   ---------------

RECENT SALES OF UNREGISTERED SECURITIES

(A) PRIOR SALES OF COMMON SHARES

Carlateral is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of December 15, 2005, we had issued 700,000 common shares to our sole officer and director for a total consideration of $7,000. In addition we have issued 330,000 common shares for a total consideration of $16,500 to a total of thirty-three (33) registered shareholders, all of whom are resident outside the United States. There are no United States shareholders of record who own shares in Carlateral.

On February 15, 2006, the company initiated a forward split in the ratio of 10:1 on each share of the company's common shares in the form of a stock dividend. The capital of the company was not reduced as a result of this forward split.

Carlateral is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for our common shares.

During the past year, Carlateral has sold the following securities, which were not registered under the Securities Act of 1933 as amended:

The company sold shares in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. The company's shareholders are not U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by the company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.

We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

DECEMBER 15, 2005

Carlateral issued 700,000 shares of common stock to the sole officer and director for cash proceeds of $0.01 per share.

DECEMBER 23, 2005

Carlateral issued 330,000 common shares to thirty three (33) individual investors for cash proceeds of $0.05 per share.

We issued the foregoing restricted shares of common stock to the above named thirty three (33) individuals pursuant to Regulation S of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to Carlateral. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

On February 15, 2006, the company initiated a forward split in the ratio of 10:1 on each share of the company's common shares in the form of a stock dividend. The capital of the company was not reduced as a result of this forward split.

(B) USE OF PROCEEDS

We have spent a portion of the proceeds of the above private placements to pay for the costs associated with this registration statement. We expect to apply the balance of the proceeds to offset further costs associated with preparing this prospectus, as well as administrative costs.

We shall report the use of these proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of the disclosure of the application of the offering proceeds or disclosure of the termination of this offering.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

================================================================================
 EXHIBIT NO.   DOCUMENT DESCRIPTION
================================================================================
 3.1           Articles of Incorporation of Carlateral, Inc.
================================================================================
 3.2           Bylaws of Carlateral, Inc.
================================================================================
 4.1           Specimen Stock Certificate of Carlateral, Inc.
================================================================================
 5.1           Opinion of  James N. Barber regarding the legality of the
               securities being registered
================================================================================
 23.1          Consent of  MacKay LLP Chartered Accountants.
================================================================================
 99.1          Subscription Agreement of Carlateral, Inc..
================================================================================

(B)      DESCRIPTION OF EXHIBITS

EXHIBIT 3.1
Articles of Incorporation of Carlateral, Inc. dated December 9, 2005 and approved January 6, 2006.

EXHIBIT 3.2
Bylaws of Carlateral, Inc., approved and adopted on December 12, 2005.

EXHIBIT 4.1
Specimen Stock Certificate of Carlateral, Inc.

EXHIBIT 5.1
Opinion of James N. Barber dated July 10, 2006 regarding the legality of the securities being registered in this registration statement.

EXHIBIT 23.1
Consent of MacKay LLP, Chartered Accountants, 1177 West Hastings Street, Suite 1100, Vancouver, British Columbia, Canada V6E 4T5, dated July 11, 2006, regarding the use in this Registration Statement of their auditors' report on the financial statements of Carlateral, Inc. for the period ending February 28, 2006.

EXHIBIT 99.1
Subscription Agreement of Carlateral, Inc.

                                  UNDERTAKINGS

Presently the sole officer and director of Carlateral is not covered by liability insurance. However, Carlateral's Articles of Incorporation state that the company may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of Carlateral exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

 1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

      a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

      b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

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 2.   That, for the purpose of determining any liability under the Securities
      Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2. Furthermore, the registrant has authorized this registration statement and has duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 10 day of July, 2006.


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Carlateral, Inc.

/s/ DON CAMERON
    ----------------------------
    Don Cameron
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer

Know all men by these present, that each person whose signature appears below constitutes and appoints Don Cameron, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ DON CAMERON                                                    July 10, 2006
    ----------------------------
    Don Cameron
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer



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